Exhibit 99.1

Second Quarter 2012 Earnings Conference Call

SAVANNAH, GA — August 9, 2012 — TMX Finance LLC, a leading specialty finance company, will hold its quarterly conference call to discuss Second Quarter 2012 results on Tuesday, August 28, 2012, at 1:00 p.m. Eastern Time.  The call may be accessed by dialing 888-510-1762; access code 6484081.  Please dial in 5-10 minutes prior to the start time and an operator will register you for the call.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 with the SEC on or about August 14, 2012.

About TMX Finance LLC

TMX Finance LLC is a specialty finance company that originates and services automobile title loans through more than 860 stores in 12 states using its TitleMax, TitleBucks, EquityAuto Loan and InstaLoan brands.

For additional information regarding the Company and the services it provides, visit the Company’s website at http://www.titlemax.biz.

Investor Relations Contact

Investors@titlemax.biz